UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2007

eLOYALTY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27975	36-4304577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

150 Field Drive, Suite 250, Lake Forest, Illinois		60045
(Address of principal executive offices)		(Zip Code)

(847) 582-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

(a) On December 26, 2007, eLoyalty Corporation (the “Company”) entered into the Second Amendment to Rights Agreement (the “Amendment”) with Mellon Investor Services LLC (formerly known as Chase Mellon Shareholder Services, L.L.C.) (the “Rights Agent”). The Amendment amends the definition of “Acquiring Person” under the Rights Agreement, dated as of March 17, 2000 (as amended by the Amendment to Rights Agreement, dated September 24, 2001, the “Rights Agreement”), between the Company and the Rights Agent to provide that Tench Coxe and various entities affiliated with Sutter Hill Ventures, a California limited partnership (the “Sutter Hill Group”) shall not become an “Acquiring Person” for purposes of the Rights Agreement so long as the Sutter Hill Group does not own more than 25% of the Company’s outstanding common stock, including shares of the Company’s Series B Preferred Stock, which is convertible into common stock. The Amendment is attached hereto as Exhibit 4.1 and incorporated herein by reference.

This approval was made in connection with the Sutter Hill Group’s possible acquisition in the open market of additional shares of the Company’s common stock. As of December 26, 2007, the Sutter Hill Group beneficially owned 13% of the Company’s issued and outstanding common stock and Series B Preferred Stock. The Series B Preferred Stock has the same voting rights as the common stock and is convertible on a one-for-one basis into common stock.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Exhibit Description
4.1	Second Amendment to Rights Agreement, dated as of December 26, 2007, by and between eLoyalty Corporation and Mellon Investor Services LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

eLOYALTY CORPORATION

Date: December 27, 2007	By:	/s/ STEVEN H. SHAPIRO
Steven H. Shapiro,
Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Amendment to Rights Agreement, dated as of December 26, 2007, by and between eLoyalty Corporation and Mellon Investor Services LLC.